UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2010

PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

11490 Westheimer Road, Suite 1000
Houston, Texas 77077
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 649-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On March 14, 2008, two of Platinum Energy Resources, Inc. (“Company”) wholly owned subsidiaries, Tandem Energy Corporation, a Delaware corporation (“TEC”) and PER Gulf Coast, Inc. (“PER Gulf Coast” and together with TEC, the “Co-borrowers”) entered into a revolving credit facility agreement (the “Credit Agreement” or “Facility”) with Bank of Texas, N.A., as agent (“Bank of Texas”). The Credit Agreement established a revolving line of credit to be used to facilitate the execution of the Co-borrowers’ drilling and acquisition programs. The revolving line of credit was secured by the Co-borrowers’ oil and gas properties and bears interest at either the bank’s base rate or LIBOR, plus a margin which varies with the ratio of the Co-borrowers’ outstanding borrowings against the defined borrowing base, ranging from 1.5% to 2.25%.  The debt is evidenced by a Revolving Promissory Note incorporated by reference from Exhibit 10.1 on Form 8-K filed March 20, 2008 to Platinum’s Current Report.

On September 1, 2010, A.R. Developments Corporation purchased the Note and all rights to the ancillary security from Bank of Texas.  Al Rahmani, the owner of A.R. Developments Corporation is the CEO of the Company.

The Independent Committee of the Board of Directors of Platinum Energy Resources entered into an agreement on behalf of the Company with A.R. Developments Corporation (“Agreement”) pursuant to his acquisition of the Note.

The Agreement provides for an initial loan period of a fixed term of six months from September 1 2010 and carries an interest rate of 5.5% per annum for the first two months ending November 1 2010.  Thereafter, for the next two months the interest will be 6% per annum till January 1 2011, followed by an interest rate of 6.5% per annum till March 1 2011. Additionally, there will be a $40 thousand fee.

It is understood that Platinum Energy Resources may pay off part, or the whole loan during the period and the interest rate will be applied to the outstanding amount of the loan. It is agreed that the interest and principal payments will be in Canadian funds and will be paid on the first day of the month. It was also understood that the Note would no longer be a revolving note and therefore no new advances will be made by the owner of the Note to the Company.

The preceding is qualified in its entirety by reference to the Agreement that is filed with this Current Report on Form 8-K as Exhibit 10.1 and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On August 23, 2010, the Board of the Company announced that it would hold its Annual Shareholder Meeting on October 5, 2010 at 10:00 a.m.  This announcement was filed on a Form 8-K filed on August 23, 2010 and is incorporated by reference herein.

On September 7, 2010, the Board of the Company announced that it has rescheduled its Annual Shareholder Meeting to December 14, 2010 at 10:00 a.m.  The meeting will be held at the Company’s executive offices located at 11490 Westheimer, Suite 1000, Houston, Texas. The purpose of the meeting will be to elect directors. The record date for the meeting is October 28, 2010.

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Item 8.01 Other Events

On September 7, 2010, the Board of the Company advised Pacific International Holdings, LLC that the Company was rejecting Pacific’s offer dated August 6, 2010 and its amended offer dated August 10, 2010.

The August 6, 20910 offer is annexed to the Form 8-K as Exhibit 99.2 and is incorporated by reference into this item 8.01.  The August 10, 2010 offer is annexed to this Form 8-K as Exhibit 99.3 and is incorporated by reference into this item 8.01.

Exhibits.

Exhibit	Description

10.1	Agreement by and between Platinum Energy Resources, Inc. and A.R. Developments Corporation entered into as of September 1, 2010.

99.1	Press release, dated September 7, 2010

99.2	Offer from Pacific International Group Holdings, LLC dated August 6, 2010

99.3	Offer from Pacific International Group Holdings, LLC dated August 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated: September 7, 2010
	By:	/s/ Al Rahmani
Al Rahmani
Chief Executive Officer

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